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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
Soliciting Material Pursuant to §240.14a-12

WALLACE COMPUTER SERVICES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1) Title of each class of securities to which transaction applies:

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The following document was posted to the website of Wallace Computer Services, Inc. today:

Employee Q&A

  January 30, 2003

1.	Why are we merging?

•	As you know, the printing industry is very fragmented and is undergoing significant consolidation.

•	Together Moore and Wallace will be one of the largest providers of printing products and solutions in North America with unparalleled capability to deliver what customers need today and to offer them even better solutions tomorrow.

•	There will be opportunities to improve the business both on the sales side and on the cost side.

•	Combining the strengths of our two sales forces, the opportunity to cross sell to each others’ customers, and combining our distribution, services and information technology capabilities will allow us to capture more sales.

•	We will have almost twice the customer and manufacturing base from which to grow our business, and increased purchasing power – a key component of providing value to our customers.

2.	Will there be layoffs? How many? What areas? And when? What plants or offices will close?

•	It is possible that there will be some workforce reductions or facility closures; however, it is too early to determine specifics.

•	We will communicate any and all decisions regarding our combined workforce as early as possible.

•	We know uncertainty is difficult and intend to make every effort to make decisions and inform you quickly.

•	If you have further questions on this subject or on any other subject, we urge you to contact your immediate supervisor, although recognize they will have limited information until actual decisions are made

3.	What will the severance package look like?

•	Human Resources will provide details to you when appropriate.

4.	Who will be the new managers of the combined company?

•	Mark Angelson will be the CEO of the combined company and Tom Oliva will be President and COO. No other positions have been determined at this time.

•	Management’s top priority is to make sure our business performs during this transition period and that the merger is successfully implemented.

5.	Will Wallace lose its name?

•	At this time, the plan is to call the new company Moore Wallace Incorporated.

6.	Where will the combined headquarters be located?

•	Although no decisions have been finalized on the future for the headquarters building, it is likely that, over time, a number of the headquarters, sales and manufacturing functions will be combined.

7.	Will I be relocated/have to move?

•	While it is possible that certain employees may be asked to move, those decisions have not yet been made.

8.	Will the merged company make immediate changes to my compensation or benefits?

•	No changes are planned before the merger date.

•	After that time, Moore Wallace may, over time, migrate both companies into one benefit program.

•	Service with Wallace will be counted for the purpose of determining the eligibility for benefits and the amount of the benefits.

•	In addition, for the new medical plan, there will be no exclusion for pre-existing conditions currently covered by our plans and amounts paid as deductibles or against the annual co-pay limit under our plans will be counted under the new plans, if changes are made mid-plan year.

9.	How will the transaction affect my profit sharing plan? Are my retirement benefits under the Wallace Computer Services, Inc. Profit Sharing and

Retirement Plan and/or the Wallace Commercial Print 401(k) Retirement Plan (the “Retirement Plans”) protected and secure?

•	The Retirement Plans are defined contribution plans that are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

•	ERISA is a federal law which was established specifically to protect plan participants and their benefits under employer-sponsored benefit plans, such as the Retirement Plans.

•	ERISA requires that plan assets be used exclusively for the purpose of providing benefits to plan participants and their beneficiaries including the payment of plan fees and expenses.

•	Failure to comply with ERISA may result in civil and criminal penalties for employers.

•	In addition to creating rights for plan participants, ERISA imposes duties upon the people who are responsible for the operation of the Retirement Plans.

•	These people are fiduciaries and have a duty to operate the Retirement Plans prudently and in the interest of you and other Retirement Plan participants and beneficiaries.

•	ERISA requires that the Retirement Plans’ assets be held in trust.

•	These defined contribution plan assets do not belong to Wallace, are not available to Wallace, cannot be transferred to Wallace or any of its successors, and are not subject to any of their creditors.

10.	What will happen to my account under the Retirement Plans?

•	Until the merger, the Retirement Plans will continue operating in the same manner as they do currently.

•	Subject to the terms of the Retirement Plans, participants continue to be permitted to make contributions and receive employer contributions pursuant to the terms of the Retirement Plans.

•	With respect to the Wallace Computer Services, Inc. Profit Sharing and Retirement Plan, the Company’s 2002 contribution has been deposited to such Plan’s trust account.

•	The allocation to individual participants is proceeding according to the regular reconciliation and audit process and is expected to be completed on schedule in the latter part of March 2003.

•	With respect to the Wallace Commercial Print 401(k) Retirement Plan, Company matching contributions were made and allocated to participants’ accounts throughout 2002 and continue to be made in 2003 on a payroll cycle basis.

•	Participants may also continue to make investment elections with respect to future contributions and continue to make transfers with respect to the investment of their existing Retirement Plan account balances in the same manner as they do currently.

11.	What happens to my account if the Retirement Plans are merged, consolidated or transferred to one of Moore’s 401(k) plans?

•	Moore currently has a 401(k) savings plan, which is a defined contribution plan that is similar in structure to our 401(k) plans.

•	The law requires, and the Retirement Plans provide, that if the Retirement Plans are merged, consolidated or transferred into any other plan, such as one of Moore’s 401(k) savings plans, the amount of each participant’s account after the merger, consolidation or transfer must equal the amount he or she would have been entitled to receive immediately before the merger, consolidation or transfer.

12.	Can my vested account balance under the Retirement Plans ever be reduced or eliminated?

•	Amounts in which you are vested under the Retirement Plans cannot be reduced or eliminated, subject to the earnings and losses attributable to your investment elections and subject to any amounts you borrow or withdraw from your Retirement Plan account.

•	If you are vested in some or all of your account balance under the Retirement Plans, your interest in such vested account balance is nonforfeitable.

13.	Can I take a distribution of my Retirement Plan account? Can I rollover such account to an individual retirement account (e.g., IRA)?

•	The Internal Revenue Code imposes certain restrictions on your ability to take a distribution from the Retirement Plans.

•	Accordingly, you generally will not be able to take a distribution of your Retirement Plan account for rollover into an IRA until you have terminated employment with Wallace or the combined company.

14.	What will happen to my stock options?

•	Under the merger agreement, the excess of the value of the merger consideration per share over the exercise price for the option will be paid in cash to option holders immediately after the merger date, less applicable withholding taxes.

•	The per share value of the merger consideration is the sum of $14.40 plus the value of 1.05 shares of Moore stock the day before the merger.

15.	Will the merger affect my bonus?

•	We will be working with the integration team to determine an action plan for bonuses.

•	As in the past, bonus payouts will be dependent on Wallace’s meeting its financial targets.

16.	If an employee’s position is eliminated, will he or she be placed in another position within the company?

•	While we will try to find as many places as possible for displaced employees, there will be some redundancies as we merge our two companies.

•	It is too early to determine the number or timing surrounding reductions, but we will communicate any and all decisions regarding our combined workforce as early as possible.

•	Completing a transition plan that results in those decisions is a top priority, but it is simply too early to determine.

17.	How much notice will we get if we lose our jobs?

•	We will strive to communicate decisions as soon as they are made.

•	We want to stress that we will do everything possible to ensure that you will be kept up to date on the transition plans.

18.	Will some departments be impacted more than others?

•	It is too early to determine the extent to which any department will be impacted by the transaction.

19.	When do you expect to close the deal?

•	We anticipate that the deal could close in 90 to 120 days.

20.	Why don’t we have equal say in what happens?

•	Moore is paying a large amount of cash in the transaction so that our shareholders will hold less than 30% of Moore’s stock after the merger.

•	Three of our directors will serve on the Moore Wallace board to reflect that fact.

This communication is not a solicitation of a proxy from any security holder of Wallace Computer Services, Inc. Moore Corporation Limited and Wallace Computer Services, Inc. will be filing with the Securities and Exchange Commission a proxy statement/prospectus to be mailed to Wallace Computer Services security holders and other relevant documents concerning the planned merger of Wallace Computer Services into a subsidiary of Moore Corporation. WE URGE INVESTORS IN WALLACE COMPUTER SERVICES TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov. In addition, documents filed with the SEC by Moore Corporation will be available free of charge from Moore Corporation Limited, c/o Moore Executive Offices, One Canterbury Green, Stamford, Connecticut 06901, Attention: Investor Relations, Tel. (203) 406-3700. Documents filed with the SEC by Wallace Computer Services will be available free of charge from Investor Relations, Wallace Computer Services, Inc., 2275 Cabot Drive, Lisle, IL 60532-3630, Tel. (630) 588-5000.

Information regarding the identity of the persons who may, under the SEC rules, be deemed to be participants in the solicitation of stockholders of Wallace Computer Services in connection with the transaction, and their interests in the solicitation, will be set forth in a proxy statement/prospectus that will be filed by Wallace Computer Services and Moore Corporation with the SEC.